UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 3, 2006

BIOSPHERE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On August 3, 2006, the Board of Directors (the “Board”) of BioSphere Medical, Inc. (“BioSphere”) approved the following compensation arrangements with respect to BioSphere’s non-employee directors:

•                  The Board adopted Amendment No. 1 to 2006 Stock Incentive Plan to increase the number of shares each director is eligible to receive upon his or her initial election to the Board from 10,000 shares to 15,000 shares and to clarify that such shares will be priced at the fair market value of the Common Stock on the date of grant;

•                  Members of BioSphere’s audit committee are each eligible to receive $1,500 per audit committee meeting attended, and the chairperson of such committee is eligible to receive an additional $500 per audit committee meeting;

•                  Members of the newly established science and technology committee are each eligible to received $1,000 per science and technology committee meeting attended, and the chairperson of such committee is eligible to receive an additional $500 per science and technology committee meeting.

The description of the Amendment No. 1 to 2006 Stock Incentive Plan set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to 2006 Stock Incentive Plan attached hereto as Exhibit 10.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Biosphere Medical, Inc. Amendment No. 1 to 2006 Stock Incentive Plan